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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 BIOQUEST, INC.

                            UNDER SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

         Pursuant to the provisions of Section 242 of the General Corporation Law, the undersigned, being the President of the corporation, hereby certifies that:

         FIRST: The name of the corporation is Bioquest, Inc.

         SECOND: The amendment to the Certificate of Incorporation effected by this Certificate is as follows:

         (a) Paragraph FIRST of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended to read as follows:

                     "FIRST: The name of the corporation is:
                         Biokeys Pharmaceuticals, Inc."

         THIRD: The aforesaid amendment of the Certificate of Incorporation was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 12th day of October, 2000.


                                                     BIOQUEST, INC.


                                                     BY: /s/ WARREN C. LAU
                                                         -----------------
                                                             Warren C. Lau,
                                                             President